================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                               (AMENDMENT NO. 2)

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) : JUNE 30, 2002

                           COMMISSION FILE NO. 1-10403


                              TEPPCO PARTNERS, L.P.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                   76-0291058
      (STATE OF INCORPORATION                         (I.R.S. EMPLOYER
          OR ORGANIZATION)                         IDENTIFICATION NUMBER)


                               2929 ALLEN PARKWAY
                                  P.O. BOX 2521
                            HOUSTON, TEXAS 77252-2521
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                 (713) 759-3636
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




================================================================================

ITEM 5.  OTHER INFORMATION

         On June 30, 2002, TEPPCO Partners, L.P. (the "Partnership") purchased the Val Verde Gathering System from Burlington Resources Gathering Inc., a subsidiary of Burlington Resources Inc., for $443.6 million. That acquisition was reported in the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on July 2, 2002 (the "Form 8-K"). Such Form 8-K was amended by the Registrant's Current Report on Form 8-K/A filed with the Commission on August 12, 2002, to include historical financial statements of the acquired company and pro forma financial statements of the Registrant as more specifically identified therein, including interim financial statements for the three month periods ended March 31, 2002 and 2001, all as required by Regulation S-X of the SEC.

         The purpose of this filing is to amend the Form 8-K/A filed on August 12, 2002, to include interim financial statements of the acquired company for the six month periods ended June 30, 2002 and 2001 and pro forma financial statements of the Registrant for those periods, thereby allowing such financial statements to be incorporated by reference in certain filings made and to be made by the Registrant and its affiliates under the Securities Act of 1933, as amended. Accordingly, included in this filing are historical combined financial statements of Burlington Resources Gathering Inc. Val Verde Gathering and Processing System as of and for the years ended December 31, 2001 and 2000 and as of and for the six months ended June 30, 2002 and 2001. Unaudited pro forma financial information for the Partnership has been provided to reflect updated purchase price allocations for the Val Verde Gathering and Processing System and subsequent proceeds received from the issuance of limited partner units and the related general partner contributions to repay a portion of debt incurred to finance the acquisition. Pro forma financial information is being provided for the six months ended June 30, 2002 and for the year ended December 31, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

Val Verde System (as defined in the Purchase and Sale Agreement between Burlington Resources Gathering Inc. as Seller and TEPPCO Partners, L.P., as Buyer):

   Burlington Resources Gathering Inc. Val Verde Gathering and Processing
       System Combined Financial Statements as of and For the Years Ended December 31, 2001 and 2000 and as of and For the Six Months Ended June 30, 2002 and 2001:

   Report of Independent Accountants.............................................................  F-1
   Combined Balance Sheets as of June 30, 2002 (unaudited), and December 31, 2001 and 2000.......  F-2
   Combined Statements of Operations and Owner's Net Investment For the Six Months Ended
             June 30, 2002 and 2001 (unaudited) and For the Years Ended
             December 31, 2001 and 2000..........................................................  F-3
   Combined Statements of Cash Flows For the Six Months Ended June 30, 2002
             and 2001 (unaudited) and For the Years Ended December 31, 2001 and 2000.............  F-4
   Notes to the Combined Financial Statements....................................................  F-5

         (b) PRO FORMA FINANCIAL INFORMATION:

   Pro Forma Financial Information...............................................................  F-11
   Unaudited Pro Forma Condensed Combined Statement of Income For the Year Ended
             December 31, 2001...................................................................  F-12
   Unaudited Pro Forma Condensed Combined Statement of Income For the Six Months Ended
             June 30, 2002.......................................................................  F-13
   Notes to Unaudited Pro Forma Condensed Combined Financial Statements..........................  F-14

         (c) EXHIBITS:

               23.1*        Consent of PricewaterhouseCoopers LLP

               99.1         Purchase and Sale Agreement between Burlington
                            Resources Gathering Inc. as Seller and TEPPCO
                            Partners, L.P., as Buyer, dated May 24, 2002 (Filed as Exhibit 99.1 to Form 8-K of TEPPCO Partners,
                            L.P., (Commission File No. 1-10403) dated as of
                            July 2, 2002 and incorporated herein by reference).

               99.2         Credit Agreement among TEPPCO Partners, L.P., as
                            Borrower, SunTrust Bank, as Administrative Agent and
                            Certain Lenders, as Lenders dated as of June 27,
                            2002 ($200,000,000 Term Facility) (Filed as Exhibit
                            99.2 to Form 8-K of TEPPCO Partners, L.P.
                            (Commission File No. 1-10403) dated as of July 2,
                            2002 and incorporated herein by reference).

               99.3 Amendment, dated as of June 27, 2002 to the Amended and Restated Credit Agreement among TEPPCO Partners,
                            L.P., as Borrower, SunTrust Bank, as Administrative
                            Agent, and Certain Lenders, dated as of March 28,
                            2002 ($500,000,000 Revolving Credit Facility) (Filed as Exhibit 99.3 to Form 8-K of TEPPCO Partners, L.P.
                            (Commission File No. 1-10403) dated as of July 2,
                            2002 and incorporated herein by reference).

               99.4         Amendment 1, dated as of June 27, 2002 to the Credit
                            Agreement among TEPPCO Partners, L.P., as Borrower,
                            SunTrust Bank, as Administrative Agent and Certain
                            Lenders, dated as of March 28, 2002 ($200,000,000
                            Revolving Credit Facility) (Filed as Exhibit 99.4 to Form 8-K of TEPPCO Partners, L.P. (Commission
                            File No. 1-10403) dated as of July 2, 2002 and incorporated herein by reference).

            ------------------
            * Filed herewith


                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                TEPPCO Partners, L.P.
                                (Registrant)

                                By: Texas Eastern Products Pipeline Company, LLC
                                    General Partner

                                          /s/ CHARLES H. LEONARD
                                    --------------------------------------------
                                              Charles H. Leonard
                                           Senior Vice President and
                                            Chief Financial Officer


Date: October 8, 2002

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholder of Burlington Resources Gathering Inc. and TEPPCO Partners, L.P.

In our opinion, the accompanying combined balance sheets and the related combined statements of operations and owner's net investment and of cash flows present fairly, in all material respects, the financial position of Burlington Resources Gathering Inc. Val Verde Gathering and Processing System (the Val Verde System) at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Burlington Resources Gathering Inc. management and management of the Val Verde System; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 3 to the combined financial statements, the Val Verde System has significant transactions and relationships with affiliated entities. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.



/s/ PricewaterhouseCoopers LLP

August 7, 2002
Houston, Texas

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
COMBINED BALANCE SHEETS
--------------------------------------------------------------------------------

(in thousands)                                    JUNE 30,     DECEMBER 31,    DECEMBER 31,
                                                    2002           2001            2000
                                                 (UNAUDITED)
                 ASSETS

Current assets:
  Accounts receivable - trade                     $   5,985       $   6,026       $  10,097
  Accounts receivable - trade affiliated              2,827           3,013           3,837
                                                  ---------       ---------       ---------
     Total current assets                             8,812           9,039          13,934
                                                  ---------       ---------       ---------
Property, plant and equipment                       286,712         287,500         288,870
Accumulated depreciation                           (158,403)       (150,108)       (133,880)
                                                  ---------       ---------       ---------
                                                    128,309         137,392         154,990
                                                  ---------       ---------       ---------
     Total assets                                 $ 137,121       $ 146,431       $ 168,924
                                                  =========       =========       =========

   LIABILITIES AND OWNER'S NET INVESTMENT

Current liabilities:
  Accounts payable                                $   3,388       $   2,209       $   6,493
  Income taxes payable                                4,771           3,265           5,941
  Taxes other than income taxes                         565             685             721
                                                  ---------       ---------       ---------
     Total current liabilities                        8,724           6,159          13,155

Deferred income taxes                                19,629          20,004          20,320

Commitments and contingencies (Note 7)

Owner's net investment (Note 3)                     108,768         120,268         135,449
                                                  ---------       ---------       ---------

     Total liabilities and owner's net
       investment                                 $ 137,121       $ 146,431       $ 168,924
                                                  =========       =========       =========

          The accompanying notes are an integral part of these combined financial statements.

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
COMBINED STATEMENTS OF OPERATIONS AND OWNER'S NET INVESTMENT
--------------------------------------------------------------------------------

                                                SIX MONTHS       SIX MONTHS
                                                   ENDED            ENDED         YEAR ENDED      YEAR ENDED
                                                  JUNE 30,        JUNE 30,       DECEMBER 31,    DECEMBER 31,
                                                   2002             2001             2001            2000
                                                (UNAUDITED)      (UNAUDITED)

Revenues                                        $  37,785         $  42,203       $  79,812        $  90,225
                                                ---------         ---------       ---------        ---------
Expenses:
  Operation and maintenance                         8,537             8,989          18,693           22,713
  Depreciation                                      9,029             8,391          16,759           16,762
  Taxes other than income taxes                     1,280             1,459           2,409            2,443
  General and administrative                        1,306             1,375           2,593            3,197
                                                ---------         ---------       ---------        ---------
     Total expenses                                20,152            20,214          40,454           45,115
                                                ---------         ---------       ---------        ---------
Income from operations                             17,633            21,989          39,358           45,110
Other (income) expense:
  Interest income - affiliated                     (4,156)           (6,715)        (11,954)         (14,899)
  Loss on disposal of assets                          312                --           1,881               --
                                                ---------         ---------       ---------        ---------
Other income, net                                  (3,844)           (6,715)        (10,073)         (14,899)
                                                ---------         ---------       ---------        ---------
     Net income before income taxes                21,477            28,704          49,431           60,009
                                                ---------         ---------       ---------        ---------
Income tax expense (benefit):
  Current                                           8,953            11,544          20,059           24,356
  Deferred                                           (375)              (80)           (316)            (389)
                                                ---------         ---------       ---------        ---------
                                                    8,578            11,464          19,743           23,967
                                                ---------         ---------       ---------        ---------
Net income                                      $  12,899         $  17,240       $  29,688        $  36,042
                                                =========         =========       =========        =========

Owner's net investment - beginning
  of period                                     $ 120,268         $ 135,449       $ 135,449        $ 151,115
Net income                                         12,899            17,240          29,688           36,042
Net cash distributions to owner                   (24,399)          (23,112)        (44,869)         (51,708)
                                                ---------         ---------       ---------        ---------
Owner's net investment - end of period          $ 108,768         $ 129,577       $ 120,268        $ 135,449
                                                =========         =========       =========        =========


          The accompanying notes are an integral part of these combined financial statements.

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
COMBINED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

(in thousands)                                     SIX MONTHS     SIX MONTHS
                                                     ENDED           ENDED        YEAR ENDED      YEAR ENDED
                                                    JUNE 30,        JUNE 30,     DECEMBER 31,    DECEMBER 31,
                                                     2002            2001            2001            2000
                                                  (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities:
  Net income                                       $ 12,899        $ 17,240        $ 29,688        $ 36,042
  Adjustments to reconcile net income to
    net cash provided by operating activities:
    Depreciation                                      9,029           8,391          16,759          16,762
    Deferred income taxes                              (375)            (80)           (316)           (389)
    Loss on disposition of assets                       312               -           1,881               -
    Changes in net assets and liabilities:
      Accounts receivable - trade                        41            (406)          4,071             676
      Accounts receivable - trade affiliated            186             714             824              25
      Accounts payable                                1,221            (756)         (3,347)           (817)
      Income taxes payable                            1,506            (642)         (2,676)            152
      Taxes other than income taxes                    (120)            (54)            (36)            (25)
                                                   --------        --------        --------        --------
        Net cash provided by operating
          activities                                 24,699          24,407          46,848          52,426
                                                   --------        --------        --------        --------
Cash flows used in investing activities:
  Capital expenditures                                 (568)         (1,295)         (2,303)           (718)
  Proceeds from disposition of assets                   268               -             324               -
                                                   --------        --------        --------        --------
        Net cash used in investing activities          (300)         (1,295)         (1,979)           (718)
                                                   --------        --------        --------        --------
Cash flows used in financing activities:
  Distributions to parent                           (24,399)        (23,112)        (44,869)        (51,708)
                                                   --------        --------        --------        --------
        Net cash used in financing activities       (24,399)        (23,112)        (44,869)        (51,708)
                                                   --------        --------        --------        --------
Net change in cash and cash equivalents                   -               -               -               -
Cash and cash equivalents at beginning of year
                                                   --------        --------        --------        --------
Cash and cash equivalents at end of year           $      -        $      -        $      -        $      -
                                                   ========        ========        ========        ========
Supplemental disclosure information:-
  Cash paid during the period for:
    Income taxes                                                                   $ 22,735        $ 24,205
                                                                                   ========        ========

          The accompanying notes are an integral part of these combined financial statements.

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

         DESCRIPTION OF BUSINESS
         The Burlington Resources Gathering Inc. Val Verde Gathering and Processing System (the Val Verde System) is located in San Juan and Rio Arriba counties, New Mexico and consists of a gathering system (the Gathering System) and an amine treating plant (the Val Verde Plant). The Gathering system gathers coal bed methane gas produced in the San Juan Basin located in New Mexico and southern Colorado for delivery to the Val Verde Plant. The Val Verde Plant is an amine treating plant designed to dehydrate and remove excess carbon dioxide from the natural gas delivered to the plant. The Val Verde Plant consists of eight trains and can process and treat up to 800 million cubic feet of natural gas per day.

         BASIS OF PRESENTATION
         The accompanying combined financial statements present, in conformity with accounting principles generally accepted in the United States of America, the assets, liabilities, revenues and expenses related to the historical operations of the Val Verde System of Burlington Resources Gathering Inc. (BRGI).

         The accompanying combined financial statements have been prepared from BRGI's historical accounting records and are presented on a carve-out basis to include the historical operations applicable to the Val Verde System. All assets and liabilities specifically identified with the Val Verde System have been included in the balance sheet except those specifically excluded pursuant to the Purchase and Sale Agreement (PSA) between BRGI and TEPPCO Partners, L.P. (TEPPCO). The owner's net investment in the Val Verde System has been presented in lieu of stockholder's equity in the combined financial statements. The combined financial information included herein includes certain allocations based on historical activity levels to reflect the combined financial statements in accordance with accounting principles generally accepted in the United States of America and may not necessarily reflect the financial position, results of operations and cash flows of the Val Verde System in the future or as if it had existed as a separate, stand-alone business during the periods presented. The allocations consist of general and administrative expenses (employee payroll and related benefit costs among other items) incurred on behalf of the Val Verde System by BRGI or its affiliates. This allocation has been made on a reasonable basis.

         The combined financial statements for the six months ended June 30, 2002 and 2001 presented herein are unaudited and do not contain all information required by generally accepted accounting principles to be included in a full set of financial statements. In the opinion of management, all material adjustments necessary to present fairly the results of operations have been included. All such adjustments are of a normal, recurring nature. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.       SIGNIFICANT ACCOUNTING POLICIES

         PROPERTY, PLANT AND EQUIPMENT
         Property, plant and equipment consists of plants, pipelines and related equipment and is recorded at historical cost. Depreciation is computed on a straight-line basis over the estimated useful life of the respective assets. Repair and maintenance costs are charged to expense as incurred while renewals and betterments are capitalized as additions to the related assets in the period incurred. Gains or losses from the disposal of property, plant and equipment are recorded in the period incurred. The carrying values of long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The asset is written down to its realizable value if estimated future undiscounted cash flows attributable to the asset is less than the recorded value of that asset. The impairment recorded is based on a comparison of discounted estimated future net cash flows to the net carrying value of the related asset.

         IMBALANCES
         Gathering imbalances occur when customers take more or less natural gas gathering volumes from the gathering system than they are entitled. If the customers take more natural gas gathering volumes than they are entitled, the Val Verde System records a receivable reflecting the amount due from customers but also records an accounts payable for the same amount reflecting the amounts due to connecting pipeline transporters. The result is reversed, and a payable is recorded, if the customers take less natural gas gathering volumes than they are entitled. At December 31, 2001 and 2000 and June 30, 2002, gathering imbalances totaling approximately $549 thousand, $3 million and $584 thousand, respectively. Each were recorded in accounts payable with a corresponding amount recorded in accounts receivable.

         ENVIRONMENTAL COSTS
         Environmental expenditures are expensed or capitalized, as appropriate, depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations, and do not have future economic benefit, are expensed. Liabilities related to future costs are recorded on an undiscounted basis when environmental assessments and/or remediation activities are probable and the costs can be reasonably estimated.

         REVENUE RECOGNITION
         Gathering and treating revenues are recognized in the period the services are provided.

         INCOME TAXES
         Deferred income taxes are provided to reflect the tax consequences in future years of differences between the financial statement and tax basis of assets and liabilities using the liability method in accordance with the provisions set forth in Statement of Financial Accounting Standards (SFAS) No. 109. Income taxes are provided based on earnings reported for tax return purposes in addition to a provision for deferred income taxes.

         For all periods presented, income taxes have been calculated as if the Val Verde System had filed a separate return.

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         CONCENTRATION OF CREDIT RISK
         Financial instruments that potentially subject the Val Verde System to concentrations of credit risk consist principally of accounts receivables that are primarily from companies in the oil and gas industry. The industry concentration has the potential to impact the Val Verde System's overall exposure to credit risk, either positively or negatively, in that the customers may be similarly affected by changes in economic, industry, market, commodity prices, or other conditions. The Val Verde System manages its exposure to credit risk through credit analysis, credit approvals, credit limits and monitoring procedures, and for certain transactions may utilize letters of credit, prepayments and guarantees.

         During the year ended December 31, 2001 and 2000 and the six months ended June 30, 2002 and 2001, the Val Verde System provided gathering and processing services to a variety of customers. Two customers accounted for approximately 48% and 18% and 54% and 13%, respectively, of the Val Verde System's revenues for the year ended December 31, 2001 and 2000. These two customers also accounted for approximately 51% and 16% and 47% and 20%, respectively, of the Val Verde System's revenues for the six months ended June 30, 2002 and 2001.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         The carrying value of accounts receivable, accounts payable and other current liabilities approximates their fair values due to the short-term maturity of these instruments.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

3.       RELATED PARTY TRANSACTIONS

         The Val Verde System provides gathering and processing services for an affiliate of BRGI. Revenues from these related party transactions totaled approximately $39 million, $48 million, $19 million and $20 million for the year ended December 31, 2001 and 2000 and the six months ended June 30, 2002 and 2001, respectively.

         During the year ended December 31, 2001 and 2000 and six months ended June 30, 2002 and 2001, the Val Verde System recorded interest income of approximately $12 million, $15 million, $4 million and $7 million, respectively, related to cash advances made to its owner under an inter-corporate cash management arrangement. Interest is accrued on the average monthly balance using a short-term Applicable Federal Rate (4.2%, 6.1%, 2.8% and 4.9% during the year ended December 31, 2001 and 2000 and six months ended June 30, 2002 and 2001; respectively).
         There is no intention by the owner to repay the advances nor the accrued interest, which at December 31, 2001 and 2000 and June 30, 2002 totaled approximately $311 million, $264 million and $335 million, respectively. Accordingly, the receivable is presented as a reduction of owner's net investment in the combined balance sheet.

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         Management and other services are provided to the Val Verde System by BRGI or its affiliates. As a result, general and administrative costs related to these services of approximately $2.6 million, $3.2 million, $1.3 million and $1.4 million have been allocated to the Val Verde System for the year ended December 31, 2001 and 2000 and six months ended June 30, 2002 and 2001, respectively.

4.       PROPERTY PLANT AND EQUIPMENT

         Property, plant and equipment consisted of the following at December 31:

         (in thousands)                            ESTIMATED
                                                  USEFUL LIVES         2001         2000
         Plants and pipelines                        10-20          $ 286,857     $ 288,227
         Building                                     40                  561           561
         Furniture and office equipment               5-7                  82            82
                                                                    ---------     ---------
                                                                      287,500       288,870
         Less - accumulated depreciation                             (150,108)     (133,880)
                                                                    ---------     ---------
                                                                    $ 137,392     $ 154,990
                                                                    =========     =========

5.       INCOME TAXES

         Deferred income taxes are provided for the temporary differences between the book and tax basis of the Val Verde System's assets and liabilities. Significant components of deferred tax assets and liabilities as of December 31, are as follow:

         (in thousands)
                                                                       2001          2000
         Deferred income tax liabilities:
           Property, plant and equipment                              $17,530       $17,806
           Other                                                        3,806         3,867
                                                                      -------       -------
                                                                       21,336        21,673
         Deferred income tax assets:
           Financial accruals and other                                (1,332)       (1,353)
                                                                      -------       -------
                                                                      $20,004       $20,320
                                                                      =======       =======

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         The reconciliation of the differences between the Val Verde System's tax expense for income taxes and taxes at the statutory rate is as follows.

         (in thousands)
                                                                       2001          2000
         Income tax expense based on the U.S.
           statutory rate (35%)                                       $17,301       $21,003
         Adjustments:
           Nondeductible items                                          2,442         2,964
                                                                      -------       -------
              Total income tax expense                                $19,743       $23,967
                                                                      =======       =======

6.       RECENT ACCOUNTING PRONOUNCEMENTS

         The Financial Accounting Standards Board issued SFAS No. 143, Accounting for Asset Retirement Obligations in June 2001 and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets in August 2001.

         SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. Subsequently, the asset retirement cost should be allocated to expense using a systematic and rational method. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002.

         SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets to be disposed of. It supersedes, with exceptions, SFAS No. 121, Accounting for the Impairment of Long-Lived Assets to Be Disposed Of. The Val Verde System adopted SFAS No. 144 on January 1, 2002. Upon adoption, SFAS No. 144 had no impact on the Val Verde System's combined financial position, results of operations or cash flows.

         The Val Verde System is currently assessing the impact of SFAS No. 143 and therefore, at this time, cannot reasonably estimate the effect of this statement on its combined financial position, results of operations or cash flows.

7.       COMMITMENTS AND CONTINGENCIES

         GAS GATHERING AND TREATING AGREEMENT
         Burlington Resources Oil & Gas Company LP and Burlington Resources Trading Inc., (collectively, Burlington) affiliates of the Val Verde System, commencing with the closing of the Val Verde System PSA with TEPPCO executed a gas gathering and treating agreement (the Gathering and Treating Agreement) with TEPPCO to gather and treat natural gas beginning July 1, 2002. Pursuant to the terms of the Gathering and Treating Agreement, TEPPCO will be paid a service fee and Burlington will provide plant and field fuel. In addition, TEPPCO, at its sole option, may enter into agreements with other third parties for whom it shall perform similar gathering and treating services. Such services are and will be performed on a first-come, first-serve basis under dedicated agreements.

BURLINGTON RESOURCES GATHERING INC.
VAL VERDE GATHERING AND PROCESSING SYSTEM
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         TRANSITION SERVICES AGREEMENT
         TEPPCO, commencing with the closing of the PSA with the Val Verde System, executed a transition services agreement (the Transition Services Agreement) with BRGI to provide certain transition services, on an as requested basis, beginning July 1, 2002 through September 30, 2002 or such other period as the parties may mutually agree. BRGI and TEPPCO shall act as independent contractors under terms of the Transition Services Agreement that encompasses certain support functions at applicable market hourly rates.

         ENVIRONMENTAL INDEMNITY
         The Val Verde System is subject to various environmental laws and regulations. The Val Verde System may be obligated to take remedial action as a result of the enactment of laws or the issuance of new regulations. Pursuant to the terms of the PSA between BRGI and TEPPCO, TEPPCO is entitled to identification of certain environmental matters, as defined, in excess of $5 million in the aggregate up to a maximum of $35 million and limited to $50 million in the aggregate for environmental and other matters. BRGI and TEPPCO plan to enter into an environmental insurance policy to cover potential environmental issues regarding the Val Verde System and Plant.

         LEASES
         Rental expense under operating leases was $325 thousand, $581 thousand, $155 thousand and $134 thousand for the year ended December 31, 2001 and 2000 and the six months ended June 30, 2002 and 2001, respectively. The Val Verde System leases equipment under various noncancelable operating lease agreements with month-to-month terms.

                              TEPPCO PARTNERS, L.P.
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME


         The following tables reflect summary unaudited pro forma condensed combined statements of income which are presented to give effect to the purchase of all of the partnership interests of Jonah Gas Gathering Company ("Jonah"), which was completed on September 30, 2001 (please see the Registrant's current report on Form 8-K/A filed with the Securities and Exchange Commission on November 9, 2001), and the purchase of the assets of the Val Verde Gathering System ("Val Verde"), which was completed on June 30, 2002. The pro forma results of Val Verde have been adjusted from the pro forma statements of income filed on Form 8-K/A on August 12, 2002, to reflect updated purchase price allocations and the issuance of additional limited partner units and the related general partner contributions to repay a portion of debt incurred to finance a portion of the purchase price. The information was prepared based on the following assumptions:

o The purchases were accounted for pursuant to the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America.

o The statements of income assume that the purchases were consummated on January 1, 2001.

o The expected cost savings through improved operating efficiencies and revenue growth are excluded from the pro forma combined financial statements.

o Jonah was acquired on September 30, 2001, therefore, pro forma information is included for the year ended December 31, 2001 to present a full year of operations.

o The Partnership financed the Val Verde acquisition by drawing down $168 million under the Three Year Facility and $72 million under its Short-term Revolver. An additional $200 million of the purchase price was funded with a $200 million Six-Month Term Loan arranged by SunTrust Bank. The remaining purchase price was funded through working capital sources of cash. In July, August and September 2002, the Partnership issued an aggregate of 7,545,000 limited partner units for net proceeds of $215.6 million and related general partner contributions of $4.4 million and repaid the $200 million Six-Month Term Loan and $20 million of the outstanding balance under its Short-term Revolver. Thus, these pro forma financial statements assume that the acquisition of Val Verde was financed by drawing down $168 million under the Three Year Facility and $52 million under the Short-term Revolver and with equity proceeds of $220 million.

         The unaudited pro forma condensed combined statements of income are presented for illustration purposes only and are not necessarily indicative of the results of operations which would have occurred had the purchases been consummated on the dates indicated above, nor are they necessarily indicative of future results of operations. The unaudited pro forma condensed combined statements of income should be read in conjunction with the historical consolidated financial statements of the Partnership, as on file with the Securities and Exchange Commission, and the historical combined financial statements of Val Verde included in this report.

                              TEPPCO PARTNERS, L.P.
           Unaudited Pro Forma Condensed Combined Statement of Income
                         Six months ended June 30, 2002
                     (in thousands, except per Unit amounts)

                                                                      Historical                           Pro Forma
                                                     ----------------------------------------    ---------------------------
                                                         TEPPCO
                                                     Partners, L.P.   Val Verde     Combined     Adjustments       Combined
                                                     --------------   ---------     ---------    -----------       ---------
Operating revenues:
  Sales of crude oil and petroleum products          $1,345,315       $     -      $1,345,315     $      -       $1,345,315
  Transportation - Refined products                      56,947             -          56,947                        56,947
  Transportation - LPGs                                  34,173             -          34,173                        34,173
  Transportation - Crude oil and NGLs                    30,073             -          30,073                        30,073
  Gathering - Natural gas                                20,974        37,785          58,759                        58,759
  Mont Belvieu operations                                 7,395             -           7,395                         7,395
  Other                                                  24,589             -          24,589                        24,589
                                                     ----------       -------      ----------      --------      ----------
    Total operating revenues                          1,519,466        37,785       1,557,251             -       1,557,251
                                                     ----------       -------      ----------      --------      ----------

Costs and expenses:
  Purchases of crude oil and petroleum products       1,321,142             -       1,321,142                     1,321,142
  Operating, general and administrative                  66,528         9,843          76,371                        76,371
  Operating fuel and power                               15,832             -          15,832                        15,832
  Depreciation and amortization                          33,640         9,029          42,669        (9,029)(a)      48,885
                                                                                                      4,653 (b)
                                                                                                     10,592 (b)

 Taxes - other than income taxes                          7,979         1,280           9,259                         9,259
                                                     ----------       -------      ----------      --------      ----------
    Total costs and expenses                          1,445,121        20,152       1,465,273         6,216       1,471,489
                                                     ----------       -------      ----------      --------      ----------

    Operating income                                     74,345        17,633          91,978        (6,216)         85,762

Interest expense                                        (33,616)                      (33,616)       (3,059)(c)     (37,063)
                                                                                                       (388)(c)
Interest capitalized                                      3,138             -           3,138                         3,138
Equity earnings                                           5,986             -           5,986                         5,986
Other income - net                                        1,332         3,844           5,176        (3,844)(d)       1,332
                                                     ----------       -------      ----------      --------      ----------

    Income before minority interest and
      income tax provision                               51,185        21,477          72,662       (13,507)         59,155

Minority interest                                             -                             -                             -

Income tax provisions                                         -         8,578           8,578        (8,578)(e)           -
                                                     ----------       -------      ----------      --------      ----------
    Net income                                       $   51,185       $12,899      $   64,084      $ (4,929)     $   59,155
                                                     ==========       =======      ==========      ========      ==========
Net Income Allocation:
  Limited Partner Unitholders                            35,061                                                      40,520
  Class B Unitholder                                      3,234                                                       3,738
  General Partner                                        12,890                                                      14,897
                                                     ----------                                                  ----------
Total net income allocated                           $   51,185                                                  $   59,155
                                                     ==========                                                  ==========

Basic and diluted net income per Limited Partner
   and Class B Unit                                  $     0.84                                                  $     0.84
                                                     ==========                                                  ==========

Weighted Average Limited Partner and Class B Units       45,457                                       7,545          53,002
                                                     ==========                                    ========      ==========

            See accompanying notes to unaudited pro forma condensed
                         combined statements of income.

                              TEPPCO PARTNERS, L.P.
           Unaudited Pro Forma Condensed Combined Statement of Income
                          Year ended December 31, 2001
                     (in thousands, except per Unit amounts)

                                                          Historical                                     Pro Forma
                                      ------------------------------------------------   ----------------------------------------
                                         TEPPCO                                             Jonah         Val Verde
                                      Partners, L.P.   Jonah     Val Verde  Combined     Adjustments     Adjustments    Combined
                                      --------------  --------   --------- -----------   -----------     -----------    ---------
Operating revenues:
  Sales of crude oil and
    petroleum products                 $ 3,219,816    $      -   $      -  $ 3,219,816    $       -      $       -      $3,219,816
  Transportation - Refined products        139,315           -          -      139,315                                     139,315
  Transportation - LPGs                     77,823           -          -       77,823                                      77,823
  Transportation - Crude oil and NGLs       44,925           -          -       44,925                                      44,925
  Gathering - Natural gas                    8,824      22,383     79,812      111,019                                     111,019
  Mont Belvieu operations                   14,116           -          -       14,116                                      14,116
  Other                                     51,594         888          -       52,482                                      52,482
                                         ---------    --------   --------    ---------    ---------      ---------      ----------
    Total operating revenues             3,556,413      23,271     79,812    3,659,496            -              -       3,659,496
                                         ---------    --------   --------    ---------    ---------      ---------      ----------

Costs and expenses:
  Purchases of crude oil and
    petroleum products                   3,173,607           -          -    3,173,607                                   3,173,607
  Operating, general and
    administrative                         135,253       6,386     21,286      162,925                                     162,925
  Operating fuel and power                  36,575           -          -       36,575                                      36,575
  Depreciation and amortization             45,899       7,165     16,759       69,823       (7,165)(f)    (16,759)(a)      90,290
                                                                                              9,645 (g)     21,184 (b)
                                                                                              4,255 (g)      9,307 (b)

  Taxes - other than income taxes           14,090           -      2,409       16,499                                      16,499
  Loss on sale of property and
    equipment                                    -      (1,155)         -       (1,155)       1,155 (i)                          -
                                         ---------    --------   --------    ---------    ---------      ---------      ----------
    Total costs and expenses             3,405,424      12,396     40,454    3,458,274        7,890         13,732       3,479,896
                                         ---------    --------   --------    ---------    ---------      ---------      ----------

    Operating income                       150,989      10,875     39,358      201,222       (7,890)       (13,732)        179,600

Interest expense                           (66,057)          -          -      (66,057)      (9,801)(h)     (6,118)(c)     (83,777)
                                                                                             (1,025)(h)       (776)(c)

Interest capitalized                         4,000           -          -        4,000                                       4,000
Equity earnings                             17,398           -          -       17,398                                      17,398
Other income - net                           3,601          50     10,073       13,724        1,155 (i)    (11,954)(d)       2,925
                                         ---------    --------   --------    ---------    ---------      ---------      ----------

    Income before minority interest
      and income tax provision             109,931      10,925     49,431      170,287      (17,561)       (32,580)        120,146

Minority interest                             (800)          -          -         (800)          39 (j)        (99)(j)        (860)

Income tax provision                             -                 19,743       19,743                     (19,743)(e)         -
                                         ---------    --------   --------    ---------    ---------      ---------      ----------
    Net income                           $ 109,131    $ 10,925   $ 29,688    $ 149,744    $ (17,522)     $ (12,936)     $  119,286
                                         =========    ========   ========    =========    =========      =========      ==========

Net Income Allocation:
  Limited Partner Unitholders               76,986                                                                          84,150
  Class B Unitholder                         8,642                                                                           9,446
  General Partner                           23,503                                                                          25,690
                                         ---------                                                                      ----------
Total net income allocated               $ 109,131                                                                      $  119,286
                                         =========                                                                      ==========

Basic and diluted net income per
  Limited Partner and Class B Unit       $    2.18                                                                      $     2.00
                                         =========                                                                      ==========

Weighted Average Limited Partner
  and Class B Units                         39,258                                                           7,545          46,803
                                         =========                                                        ========      ==========

                  See accompanying notes to unaudited pro forma
                    condensed combined statements of income.

                             TEPPCO PARTNERS, L.P.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME


         The Val Verde acquisition was accounted for using the purchase method of accounting. Under this method of accounting, the Partnership recorded the assets and liabilities of the acquired entities at the estimated fair market value as of the date of closing. The acquisitions of Jonah and Val Verde are reflected in the historical TEPPCO Partners, L.P. balance sheet.

         The following notes set forth the explanations and assumptions used in the preparation of the unaudited pro forma condensed combined statements of income. The pro forma adjustments have been updated and are based on the best estimate of the Partnership using information currently available. The Partnership is in the process of completing the final purchase priced allocation of Val Verde. Consequently, the final purchase price allocation may be different from the pro forma purchase price allocation included herein. However, the Partnership does not currently anticipate that the difference will be material to the pro forma financial position or results of operations included herein.

         The updated pro forma allocation of the purchase price paid for Val Verde and the financing of the acquisition are summarized as follows (in thousands):

Updated purchase price paid:


         Proceeds from draw down under the Partnership's credit facilities ......  $  220,000
         Proceeds from the issuance of limited partner units and related
           general partner contributions ........................................     220,000
         Cash and cash equivalents ..............................................       2,950
         Estimated acquisition costs ............................................       1,200
                                                                                   ----------
                                                                                      444,150

         Property, plant and equipment, net......................................     226,469
         Intangible assets.......................................................     218,326
         Accrued property taxes..................................................        (645)
                                                                                   ----------
                  Total allocation...............................................  $  444,150
                                                                                   ==========


                             TEPPCO PARTNERS, L.P.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                  (CONTINUED)


         The following adjustments were made to the unaudited pro forma condensed combined statements of income pursuant to the purchase method of accounting:

(a)  To reverse the historical depreciation expense of Val Verde.

(b) To record pro forma depreciation expense and amortization expense on the Val Verde purchase price allocation to depreciable and amortizable assets. Intangibles for production contracts are to be amortized over the expected lives of the contracts (approximately 20 years) and property, plant, and equipment over an estimated remaining life of 25 years. Amortization for contracts is recorded over the expected lives of the contracts in proportion to the timing of expected contractual volumes, while depreciation of property, plant and equipment is recorded on a straight line basis.

(c) To reflect the increase in interest expense resulting from borrowings under the Partnership's Three Year Facility and Short-term Revolver to finance a portion of the purchase price of Val Verde and the related estimated debt issue costs on the two facilities. The interest rate on the borrowings under the Three Year Facility and the Short-term Revolver used to finance a portion of the purchase price is 2.8%. Debt issue costs related to the two credit facilities of approximately $1.8 million are being amortized over the terms of the related facilities. For purposes of the pro forma financial information, the debt incurred to acquire Val Verde is assumed to remain outstanding for the periods presented. However, if the debt incurred to acquire Val Verde remains outstanding for the periods presented, the Partnership could potentially violate debt covenants and would need to obtain waivers of those covenants. Assuming market interest rates change by 1/8 percent, the potential annual change in interest expense is approximately $0.3 million.

(d) To reverse interest income from affiliates as the Partnership is not assuming this amount.

(e) To eliminate Val Verde's income tax provision as the Partnership is not a taxable entity.

(f) To reverse the historical depreciation expense and amortization expense of Jonah.

(g) To record pro forma depreciation and amortization expense on the Jonah purchase price allocation to depreciable and amortizable assets. Intangibles for production contracts are to be amortized over the expected lives of the contracts (approximately 16 years) and property, plant, and equipment over an estimated remaining life of 25 years. Amortization for contracts is recorded over the expected lives of the contracts in proportion to the timing of expected contractual volumes, while depreciation of property, plant and equipment is recorded on a straight line basis. In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, goodwill associated with the Jonah acquisition is not being amortized.

                              TEPPCO PARTNERS, L.P.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                   (CONTINUED)

(h) To reflect the increase in interest expense resulting from borrowings under the credit agreement for the purchase of Jonah and the related estimated debt issuance costs. The interest rate on the credit agreement is 3.63%. Debt issue costs of approximately $1.0 million are being amortized over the anticipated life of the credit agreement, which is nine months. For purposes of the pro forma financial information the debt incurred to acquire Jonah is assumed to remain outstanding for the year ended December 31, 2001. Assuming market interest rates change by 1/8 percent, the potential annual change in interest expense is approximately $0.5 million. This credit agreement was terminated by the Partnership in February 2002.

(i) To reclassify loss on sale of property, plant and equipment to other income - net.

(j) To record the effect of the pro forma statement of income adjustments on minority interest expense.

                                 EXHIBIT INDEX

              EXHIBIT
              NUMBER                   DESCRIPTION
              -------                  -----------
               23.1*        Consent of PricewaterhouseCoopers LLP

               99.1         Purchase and Sale Agreement between Burlington
                            Resources Gathering Inc. as Seller and TEPPCO
                            Partners, L.P., as Buyer, dated May 24, 2002 (Filed as Exhibit 99.1 to Form 8-K of TEPPCO Partners,
                            L.P., (Commission File No. 1-10403) dated as of
                            July 2, 2002 and incorporated herein by reference).

               99.2         Credit Agreement among TEPPCO Partners, L.P., as
                            Borrower, SunTrust Bank, as Administrative Agent and
                            Certain Lenders, as Lenders dated as of June 27,
                            2002 ($200,000,000 Term Facility) (Filed as Exhibit
                            99.2 to Form 8-K of TEPPCO Partners, L.P.
                            (Commission File No. 1-10403) dated as of July 2,
                            2002 and incorporated herein by reference).

               99.3 Amendment, dated as of June 27, 2002 to the Amended and Restated Credit Agreement among TEPPCO Partners,
                            L.P., as Borrower, SunTrust Bank, as Administrative
                            Agent, and Certain Lenders, dated as of March 28,
                            2002 ($500,000,000 Revolving Credit Facility) (Filed as Exhibit 99.3 to Form 8-K of TEPPCO Partners, L.P.
                            (Commission File No. 1-10403) dated as of July 2,
                            2002 and incorporated herein by reference).

               99.4         Amendment 1, dated as of June 27, 2002 to the Credit
                            Agreement among TEPPCO Partners, L.P., as Borrower,
                            SunTrust Bank, as Administrative Agent and Certain
                            Lenders, dated as of March 28, 2002 ($200,000,000
                            Revolving Credit Facility) (Filed as Exhibit 99.4 to Form 8-K of TEPPCO Partners, L.P. (Commission
                            File No. 1-10403) dated as of July 2, 2002 and incorporated herein by reference).

            ------------------
            * Filed herewith
